UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 11, 2015, Vapor Corp., a Delaware corporation (the “Company” or “Vapor”), issued a press release announcing that it is commencing an offer to issue shares of its common stock (the “Exchange Shares”) and warrants (the “Exchange Warrants”) in exchange for the outstanding Units purchased in the Company’s July 2015 equity offering (NASDAQ: VPCOU). In exchange for each Unit, a holder of a Unit will receive 128 shares of Vapor common stock and an Exchange Warrant to acquire 64 shares of Vapor common stock. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

The press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the Company’s Units. The tender offer will be made solely by an Offer Letter and the related Letter of Transmittal, as they may be amended or supplemented. Unit holders are urged to read the Company’s commencement tender offer statement on Schedule TO to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the tender offer, which will include as exhibits the Offer Letter, the related Letter of Transmittal and other offer materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information. Upon the commencement of the tender offer, each of these documents will be filed with the SEC, and, when available, investors may obtain them for free from the SEC at its website (www.sec.gov) or from the Company’s information agent in connection with the offer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99. 1	Press release dated December 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: December 11, 2015	By:	/s/ Jeffrey Holman
	Name:	Jeffrey Holman
	Title:	Chief Executive Officer